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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              NETRADIO CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


                MINNESOTA                               41-1819471
---------------------------------------    -----------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

43 MAIN STREET SOUTHEAST, SUITE 149
         MINNEAPOLIS, MINNESOTA                                    55414
         ----------------------                                -----------
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/*

  Securities Act registration statement file number to which this form relates:

                                    333-73261

        Securities to be registered pursuant to Section 12(g) of the Act:

                      COMMON STOCK, NO PAR VALUE PER SHARE
                      ------------------------------------
                                 Title of Class

* This form shall become effective upon the effectiveness of the Securities Act registration statement relating to the class of securities being registered concurrently herewith in accordance with Rule 12d1-2(c)(2)

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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         NetRadio Corporation has filed a registration statement on Form S-1 (File No. 333- 73261) to register shares of its common stock, having no par value. The response to this item is incorporated by reference from information contained under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" in NetRadio's registration statement, as originally filed with the Securities and Exchange Commission on March 3, 1999, and as subsequently amended. The registration statement, as amended, is incorporated herein by reference.

Item 2.      EXHIBITS.

             The following exhibits are incorporated by reference to the respective Exhibits of the same number in NetRadio's registration statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 1999 and as subsequently amended:

    3.1      Articles of Incorporation of NetRadio, as amended
    3.3 Amended and Restated Bylaws of NetRadio, to become effective on the effective date of the offering
    4.1      Form of Common Stock Certificate


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     NETRADIO CORPORATION


Dated: October 7, 1999               By   /s/Michael P. Wise
                                         ---------------------------------
                                         Michael P. Wise, Vice President and
                                         Chief Financial Officer


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